Exhibit 10.5

Contract No.: SY25006

Hangzhou Shanyou Medical Equipment Co., Ltd.

Distribution Agreement

Party A:                                                      . Party B:                                                      .

Whereas Party B is qualified to sell the products provided by Party A and has the experience and ability to sell the relevant products to hospitals, clinics or relevant medical franchise stores, and Party B voluntarily distributes the relevant products of Hangzhou Shanyou Medical Equipment Co., Ltd. On the basis of equality and mutual benefit, Party A and Party B, by consensus, agree on the following terms:

I. Duration of Agreement: From                                          .

II. Sales Target: Party B commits to purchasing products from Party A in the total amount of (sales) RMB__ during the period from                  to                   .

III. Order Description: This Agreement is an annual framework agreement between Party A and Party B. During the current year, Party B can purchase products from Party A by phone, SMS, WeChat, fax, email and other means. The purchase price shall be based on the market price of products of Party B in the same period, and the purchase quantity shall be based on the Party B’s specific order.

IV. Freight and Delivery Method: The delivery place of the product is Party B’s warehouse, and the delivery is made by Party A.

V. Product Quality Standards: The quality of products provided by Party A to Party B shall comply with national standards and industry standards.

VI. Product Acceptance:

1. If the package is damaged or the quantity is not compliance with the agreed upon when receiving, Party B must reject the product and contact Party A immediately. If Party B rejects after signing the receipt, Party A will not accept it. Party B must pay attention to check the quantity of the products when signing the receipt, and if the products are found to be missing after signing the receipt blindly, Party B will bear the relevant responsibility.

2. Party B shall promptly inspect the product after receiving the products, and if there is any problem with the quality of the product, it shall raise an objection to Party A in writing within 7 days after receiving the product. If Party B does not raise any objections within 7 days in writing, then it will be regarded as qualified for acceptance.

3. If Party B raises a quality objection within the quality objection period, and the quality problem is determined by the testing of third-party testing institutions recognized by Party A and Party B or the people’s court, Party A shall grant unconditional replacement of the products.

VII. Payment of Goods:

1. The transaction between Party A and Party B is on a cash-on-delivery basis. Party B shall pay for the goods first, and Party A shall deliver the goods according to the agreed time after receiving the full amount of payment. If there is any other agreement between Party A and Party B on the payment method, the other agreement can be followed.

2. Party B will remit (transfer) the purchase price to the bank account designated by Party A.

Account of Party A:_________________

Bank of Deposit:____________________

Account No.:_______________________

VIII. Product Ownership and Risk Transfer:

1. Ownership of the products shall be transferred to Party B upon full payment of the purchase price. Party B shall have no ownership rights to the products until the payment is fully paid.

2. The risk of destruction or loss of the products shall be transferred to Party B upon delivery of the products to Party B from Party A’s plant. All losses arising after delivery of the products have nothing to do with Party A. Party B shall be fully responsible for any personal damage or property loss to third parties caused by the use and storage of the products.

IX. Jurisdictional Terms:

Any dispute arising in the course of the performance of this Agreement shall be settled by friendly consultation between the parties. Any dispute arising in the course of performance of this Agreement may be litigated by either party, but only in the people’s court where Party A is located.

X. For matters not covered by this Agreement, the parties may sign a supplementary agreement after consultation and agreement.

XI. This agreement is in duplicate and will take effect upon signature by Party A and Party B, and Party A shall hold two copies of this Agreement and Party B shall hold one copy.

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Party A: . (sealed and effective) (seal) Legal representative: Date of signature: MM/DD/YY	Party B: (sealed and effective) (seal) Legal representative: Date of signature: MM/DD/YY